UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01               Entry into a Material Definitive Agreement.

Partnership Agreement for Consulting Services

On October 31, 2025, Agassi Sports Entertainment Corp. (the “Company,” “us,” “we,” or “our”), entered into a Partnership Agreement for Consulting Services (the “Services Agreement”) and a Commitment Agreement (the “Commitment Agreement”) with IBM Norge AS (“IBM”). Pursuant to the Services Agreement, IBM will provide us certain consulting services to be described in one or more statements of work.  The first statement of work, entered into simultaneously with the Services Agreement (“SoW 1”), provides for IBM to create a website, mobile application, e-commerce, and A.I.-powered video analysis model for the Company (the “A.I. Model”) designed to serve the racquet sports community and create multiple revenue streams between November 1, 2025 and June 30, 2026, in exchange for a total payment of $2,134,716, payable in monthly installments in accordance with the terms of SoW 1, including $100,000 within 15 days after invoice from IBM, for each of November and December 2025, and January and February 2026, with $204,387 due before February 28, 2026 and $613,161 before March 20, 2026, and $229,292 due for each of March through June 2026.  We are also required to reimburse certain travel expenses, living expenses, and reasonable expenses incurred by IBM in connection with the services provided under SoW 1.

Pursuant to the Commitment Agreement, once the mobile application is launched and based on revenue projections provided by IBM, the Company is obligated to purchase additional services from IBM Consulting, a business unit of IBM, over a period beginning on or before June 30, 2026 and ending on October 31, 2030 (the “Commitment Period”).  As additional consideration for IBM’s investment in providing the services under the Commitment Agreement, IBM will receive a performance bonus of between 2 and 2.5% (depending on the phase of services provided) of the Company’s net revenue derived from its agreements with IBM, minus costs from IBM. We have also agreed to discuss in good faith a possible appearance by Andre K. Agassi, our namesake and significant shareholder, at IBM, subject to Mr. Agassi’s approval. Additionally, IBM has agreed to provide us $2,953,000 in investments, including amounts provided in kind and in reduced rates, which is an IBM Consulting investment and not a cash investment, and IBM is not receiving any equity in the Company.

We have the right to terminate each of the Commitment Agreement and SoW 1 for convenience upon three months’ prior written notice to IBM, but any such termination will not be effective before the six-month anniversary of our entry into such agreement.  In addition, if we terminate the Commitment Agreement for convenience, we must pay IBM a fee.

The A.I. Model being built by IBM Consulting pursuant to the engagement discussed above will be owned by the Company.

The foregoing description of the Service Agreement, Commitment Agreement, and SoW 1 does not purport to be complete and is qualified in its entirety by reference to the full text of the Service Agreement, Commitment Agreement, and SoW 1 filed with this Current Report on Form 8-K as Exhibits 10.1 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 5, 2025, the Company and IBM issued a press release announcing the transactions discussed above, a copy of which press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1*# ♦	Partnership Agreement for Consulting Services dated October 31, 2025, by and between Agassi Sports Entertainment Corp. and IBM Norge AS
10.2*#	Commitment Agreement dated October 31, 2025, by and between Agassi Sports Entertainment Corp. and IBM Norge AS
10.3*# ♦	Statement of Work 1 (SOW 1) – Agassi Digital Transformation Partner, dated October 31, 2025, by and between Agassi Sports Entertainment Corp. and IBM Norge AS
99.1**	Press release dated November 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

♦ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta

Date: November 5, 2025	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer